                                  POWER OF ATTORNEY


     KNOW ALL BY THESE PRESENTS, that I, Paul Baszucki, hereby make, constitute, and appoint Jerry P. Lehrman, John E. Nardecchia and Robert J. Vold or any of them acting along, with full power of substitution and revocation, my true and lawful attorney for me and in my name to prepare, execute and file with the Securities and Exchange Commission reports of my beneficial ownership of shares of common stock of Norstan, Inc., giving my said attorney full power and authority to do everything whatsoever necessary to be done in the premises as fully as I could do if personally present, and hereby ratify and confirm all that my said attorney or his substitute or substitutes shall lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of August, 1996.


                                    /s/  Paul Baszucki
                                   ---------------------------------------------
                                   Paul Baszucki


Subscribed and sworn to before me
this 5th day of August, 1996.


Ruth E. Porter
--------------------
Notary Public               [SEAL]           Ruth E. Porter
                                             Notary Public - Minnesota
                                             Hennepin County
                                             My Commission Expires
                                             January 31, 2000


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